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                                                                 EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

President Casinos, Inc.

We consent to the incorporation by reference in the Registration Statements of President Casinos, Inc.'s "1992 Stock Option Plan," as amended, "1997 Stock Option Plan" and "1999 Stock Incentive Plan" of President Casinos, Inc. (the "Company") on Form S-8 (Registration Statement No. (Registration Statement Nos. 33-80024, 333-43907 and 333-71492) of our report dated May 9, 2003, except for paragraph 11 of Note 1, as to which the date is May 14, 2003, paragraph 6 of Note 1, as to which the date is May 15, 2003, and paragraph 11 of Note 1 and paragraph 1 of Note 15, as to which the date is May 28, 2003, (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company's filing for Chapter 11 of the Federal Bankruptcy Code and substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of the Company for the year ended February 28, 2003.


/s/ Deloitte & Touche, LLP
--------------------------

St. Louis, Missouri
May 27, 2003